MANAGEMENT AGREEMENT
                              --------------------

         This MANAGEMENT AGREEMENT (this "Agreement"), dated as of August 24, 1999, is made and entered into by and between AH Battery Park Owner, LLC, an Ohio limited liability company ("Owner"), and Brookdale Living Communities of New York-BPC, Inc., a Delaware corporation ("Manager").


                                    RECITALS
                                    --------

         WHEREAS, Owner is the ground lessee of certain real property located at 455 North End Avenue, Battery Park City, New York (the "Facility") pursuant to that certain Ground Lease dated as of August 24, 1999 (the "Ground Lease") by and between Owner, as lessee, and the Battery Park City Authority, as Lessor (the "Lessor");


         WHEREAS, Manager is qualified in the business of operating senior independent and assisted living facilities such as the Facility, and Owner desires to engage Manager to manage and operate the Facility; and

         WHEREAS, Manager is willing to manage and operate the Facility on the terms and subject to the conditions set forth in this Agreement.


                                   AGREEMENTS
                                   ----------

         NOW, THEREFORE, in consideration of the recitals and the mutual promises and covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.       Responsibilities of Manager.

         a. Owner hereby engages Manager to manage and operate the Facility, and Manager hereby accepts such engagement and, subject to the conditions set forth in this Agreement, agrees to manage and operate the Facility, at Owner's expense, in accordance with the terms set forth in this Agreement. During the term of this Agreement, Manager shall have full authority to operate and manage the Facility as a senior congregate and non-licensed assisted living facility in accordance with the terms and conditions hereof, and shall have full and complete control and reign over, and use of, the entire Facility, including its common areas. Without limiting the generality of the foregoing, Manager shall, at Owner's expense, have full authority as follows:

                i.       Operational   Policies   and  Forms.   Subject  to  the
                         applicable Annual Budget (as defined in Section 1(a)(xii) below), Manager shall establish and implement such operational policies and procedures, and develop such new policies and procedures, as Manager may deem necessary to cause or to ensure the establishment and maintenance of operational standards determined by Manager to be appropriate for the nature of the Facility.

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                ii.      Charges.  Manager  shall  establish  the  schedules  of
                         charges  for  residents  of  the  Facility,   including
                         appropriate charges for any and all special services rendered to or for residents at the Facility.

                iii. Information. Manager shall develop any informational material, mass media releases, and other related publicity materials, that Manager deems necessary or appropriate for the operation of the Facility.

                iv. Regulatory Compliance. Manager shall use reasonable efforts to maintain all licenses, permits, qualifications and approvals from any applicable governmental or regulatory authority required for the operation of the Facility. In addition, Manager shall supervise and coordinate the preparation and filing of (and, where required to do so under applicable law or regulations, file) all reports or other information required by all state or other governmental agencies having jurisdiction over the Facility and shall deliver copies of all such reports and information to Owner simultaneously with such filings. Manager shall cooperate with governmental inspection and enforcement activities.

                v. Equipment and Improvements. Subject to the applicable Annual Budget and the Mortgage Loan Documents (as hereinafter defined), Manager shall, on behalf of Owner, acquire, or effect the acquisition of, equipment and improvements which Manager determines are needed to maintain or upgrade the quality of the Facility or its services, to replace obsolete or run-down equipment, or to correct any other deficiencies which may be identified by Manager during the term of this Agreement, and shall make, or engage third parties to make, all such repairs, replacements and maintenance and shall cause to be acquired all equipment, including replacement equipment, that Manager determines to be necessary for the operation of the Facility.

                vi. Accounting. Manager shall supervise and coordinate accounting support to, and prepare and maintain records for, the Facility. All accounting procedures and systems utilized in providing such support shall be in accordance with the operating capital and cash programs developed by Manager, which programs shall conform to generally accepted accounting principles. Nothing herein shall preclude Manager from engaging a third party (including related or affiliated parties) to assist Manager in the performance of the accounting duties provided for herein.

                vii. Reports. Manager shall supervise and coordinate the preparation of any operational information if and to the extent needed to comply with any reporting obligations imposed on the Owner by any Lender (as hereinafter defined) or lessors of the Facility except for those reporting obligations which relate to matters which are within the exclusive control of the Owner or its affiliates. Manager shall prepare, or cause to be prepared, at Owner's expense, the tax returns of Owner (but not Owner's partners or affiliates) for Owner's signature. Notwithstanding any provisions in this Agreement to the contrary, Manager shall timely provide to Owner (or to Owner's member(s) or partner(s) if Owner is not subject to entity level taxes) the cash necessary to pay any federal, state or local income or other taxes that may be due and owing as a result of

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                         income generated from operations of the Facility during
                         the Term (as  hereinafter  defined) of this  Agreement.
                         All  originals  of  the  books,   forms,   and  records
                         generated by Manager in connection with the operation of the Facility shall be Manager's property.

                viii. Bank Accounts. Manager shall establish an account or accounts and shall deposit therein all money received by Manager on Owner's behalf from the operation of the Facility. Withdrawals and payments from this account shall be made only on checks signed by one or more person or persons designated by Manager.

                ix. Personnel. Manager shall have full power and authority to recruit, hire, train, promote, direct, discipline and fire all Facility personnel, including the Executive Director of the Facility; establish salary levels, personnel policies and employee benefits; and establish employee performance standards, all as Manager determines to be necessary or desirable during the term of this Agreement to ensure the efficient and satisfactory operation of all departments within, and all services offered by, the Facility. All of the foregoing obligations shall be undertaken in accordance with the Annual Budgets and applicable law and regulations. All of the Facility personnel shall be the employees of Manager or its affiliates, unless otherwise agreed by Owner and Manager, and all salary, bonuses, fringe benefits, payroll taxes and related expenses payable to or in respect of the Facility's on-site personnel holding the position of Executive Director of the Facility and all positions subordinate thereto shall be expenses of the Facility.

                x. Supplies and Equipment. Manager shall purchase, on behalf of Owner, supplies and non-capital equipment needed to operate the Facility within the budgetary limits set forth in the Annual Budgets.

                xi. Legal Proceedings. Manager shall have the right and authority, on its own behalf or through legal counsel designated by Manager, to direct all legal matters and proceedings that are within the scope of Manager's authority pursuant to this Agreement, including, without limitation, instituting any legal actions or proceedings determined by Manager to be necessary to collect obligations owing to the Facility, to cancel or to terminate any contract or agreement relating to the Facility for breach thereof or default thereunder, and to otherwise enforce the obligations of the residents, sponsors, licensees, customers and any other users of the Facility. Without limiting the generality of the foregoing, Manager is authorized (without the prior written consent of Owner) to (a) settle, in the name and on behalf of Owner and on such terms and conditions as Manager may deem to be in the best interests of the Facility, any and all claims or demands arising out of, or in connection with, the operation of the Facility, whether or not legal action has been instituted and (b) enter into such agreements with any governmental agencies having jurisdiction over the Facility deemed necessary or desirable by Manager in its sole and absolute judgment. All such amounts paid in respect of any such settlements shall be expenses of the Facility and be paid by Owner. Manager will give notice promptly to Owner of all demands and claims and all settlements and legal actions, but the failure to give such notice shall not affect the preceding provisions of this paragraph.

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                xii.     Annual Budgets.

                         A.      Preparation and Submission. At least forty-five
                                 (45) days prior to each calendar year that commences during the Term of this Agreement, Manager shall submit to Owner a proposed annual budget for the Facility projecting the revenues available and funds required during such fiscal year in order to manage and operate the Facility and to make capital improvements that Manager determines to be necessary or desirable in order to keep the Facility's physical plant in good condition and repair. The proposed annual budget shall be based upon data and information then available to Manager and shall include, without limitation, estimated salaries and fringe benefits for all personnel, projected staffing patterns for the Facility, estimates of required capital expenditures and purchases of equipment, supplies, inventory, food and similar items, and an estimate of the level of rates and charges to residents of the Facility sufficient to generate revenue necessary to manage and operate the Facility and make the capital improvements projected in such budget. The proposed annual budget shall be an estimate of revenues and costs, and Owner and Manager acknowledge that (1) projected revenue may not be actually received and (2) projected costs may be exceeded by actual expenses and capital expenditures incurred in connection with the operation and maintenance of the Facility. By submitting such a projected budget, Manager will not be deemed to be providing a guaranty or warranty as to the projected revenue, expenses or capital expenditures of the Facility.

                         B. Adoption. Each annual budget proposed by Manager pursuant to subparagraph (A) above and, to the extent any Lender has approval rights with respect thereto, as finally approved by such Lender or Lenders, shall constitute an "Annual Budget" for all purposes under this Agreement.

                         C. Efforts to Operate within Annual Budget. Manager agrees to use reasonable efforts to operate the Facility in accordance with the Annual Budgets. Subject to the foregoing limitation, Owner shall be responsible on a periodic basis, as and when needed, for all expenses and capital expenditures incurred in connection with the operation and maintenance of the Facility, including, without limitation, Fees (defined below) and cost overruns which exceed the amounts set forth in the then current Annual Budget. Notwithstanding anything in this Agreement, if Manager determines in good faith that the incurrence of any expenditure is required in order to comply with applicable law or regulations or to provide services in accordance with the senior independent and assisted living industry's then-prevailing standards in

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                                 the area in which the Facility is located or is
                                 otherwise desirable or appropriate for the operation of the Facility, then Manager shall be entitled to make such expenditures, and all such expenditures shall be deemed, for all purposes of this Agreement, to be in accordance with the then current Annual Budget.

                xiii. Collection of Accounts. Manager shall issue bills and collect accounts and monies owed for goods and services furnished by the Facility, including, but not limited to, enforcing the rights of Owner and the Facility as creditor under any contract or residency agreement or in connection with the rendering of any services. All of which, including, but not limited to rents and other monies payable under residency agreements, shall be the property of owner to be held and used in accordance with the applicable provisions of this Agreement.

                xiv. Contracts. Consistent with or as otherwise contemplated by the Annual Budget, Manager shall negotiate, enter into, secure, cancel and/or terminate such agreements and contracts which Manager may deem necessary or advisable for the operation of the Facility, including, without limitation, the furnishing of concessions, supplies, utilities, extermination, refuse removal and other services. Where lawful, such agreements and contracts may be entered into in the name of and on behalf of Owner.

                xv. Residency Agreements. Manager shall have the right and authority to negotiate, enter into, amend, cancel and/or terminate residency agreements with residents of the Facility, as agent for Owner. All residency agreements, leases and other occupancy agreements entered into by Manager shall state that Manager is acting as agent on behalf of Owner. Where lawful, such residency agreements may be entered into in the name of and on behalf of Owner.

                xvi. Other Matters. Manager shall, on its own behalf and/or on Owner's behalf, be permitted to enter into such other agreements, contracts, easements and other documents or commitments and to perform such other acts as are necessary or desirable, in Manager's sole and absolute discretion, for the operation of the Facility.

                xvii. Loan Documents. Manager shall, on its own behalf and/or on Owner's behalf, be permitted to deal with the providers of financing for the Facility, including without limitation, (A) the senior mortgage loans (the "Mortgage Loan") made by Key Corporate Capital Inc., Fleet National Bank and European American Bank (collectively, "Senior Lender") secured by Owner's interest in the Facility and (B) any other equity or mezzanine loans made to Owner or its member either as of the date hereof or after the date of this
                         Agreement(the "Equity Loan") made by a lender acceptable to Owner and Manager ("Equity Lender"). Senior Lender and Equity Lender shall be referred to individually as a "Lender," and the loan documents evidencing and/or securing the Mortgage Loan and the Equity Loan are referred to collectively herein as the "Loan Documents." The Loan Documents which evidence and/or secure the Mortgage Loan are referred to collectively herein as the "Mortgage Loan Documents." Manager shall be responsible for complying with the terms of the

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                         Loan Documents,  at Owner's sole cost and expense, with
                         the exception of those provisions (i) which are within the exclusive control of Owner and its affiliates, e.g. filing of income tax returns and certificates and notices relating to Owner's (and its affiliates') organizational documents, etc., and (ii) which relate to the repayment of the debt evidenced and secured by the Loan Documents except to the extent that Manager is administering the Mortgage Loan and the Equity Loan pursuant hereto or pursuant to that certain Amended and Restated Development Agreement of even date herewith by and between Owner and Manager, as developer (the "Development Agreement"). Owner (and its affiliates) shall not amend or waive any provision of any of the Loan Documents without the prior written consent of Manager.

                xviii. Ground Lease. Manager shall have the right and authority, at the Owner's expense, to enter into, perform, and modify its obligations and duties under the Ground Lease. Owner shall not amend or waive any provision of any of the Loan Documents without the prior written consent of Manager, which may be withheld in Manager's sole discretion.

2. Responsibilities of Owner. Owner shall not interfere with Manager in connection with the management or operation of the Facility in accordance with the terms of this Agreement. Owner acknowledges that the management or operation of the Facility is within the exclusive control of Manager and Owner hereby grants Manager sole and exclusive possession and control over the Facility.

3. Exclusive Representative/Attorney-in-Fact. It is understood and agreed that, during the term of this Agreement, Manager shall be the exclusive representative of Owner for the purposes described in this Agreement. Any communications with any Lender, regulatory authorities, governmental agencies, contractors, suppliers, residents, sponsors, licensees, customers, and guests of the Facility shall be directed through Manager. Any and all notices received by Owner relating to the Facility, the Ground Lease, the Loan Documents, the Owner, or the direct or indirect owners of interests in Owner shall immediately be forwarded by Owner to Manager. During the term of this Agreement, Owner hereby appoints Manager as its attorney-in-fact throughout the term of this Agreement to take any action and execute any instruments that Owner is obligated under, or that Owner has covenanted and agreed hereunder or under the Loan Documents or the Ground Lease to take or execute or which Manager otherwise determines to be necessary or appropriate for Manager to perform its duties or satisfy its obligations hereunder or otherwise necessary or appropriate for the management and operation of the Facility, which appointment as attorney-in-fact is irrevocable and coupled with an interest.

4. Insurance. Subject to and in accordance with the Mortgage Loan Documents and the Ground Lease, Manager shall arrange for and maintain all necessary and proper hazard insurance covering the Facility, including the furniture, fixtures and equipment situated thereon, all necessary and proper public liability insurance for the protection of Manager, Owner and, to the extent required under the Loan Documents and the Ground Lease, any Lender and Ground Lessor, respectively. Manager shall also arrange for and maintain all employee health and worker's compensation insurance for the Facility's personnel. Manager shall, at Owner's expense, also maintain such other insurance as required pursuant to the Mortgage Loan Documents and the Ground Lease. Any insurance provided pursuant to this paragraph shall be an expense of the Facility payable by Owner.

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5.       Proprietary  Interest.  The systems,  methods,  procedures and controls employed by Manager and any written materials or brochures developed by Manager to document the same are to remain the property of Manager and are not, at any time during or after the term of this Agreement, to be utilized, distributed, copied or otherwise employed or acquired by Owner, except as authorized by Manager.

6. Term of Agreement. Unless this Agreement is sooner terminated as hereinafter expressly provided in Section 7 or as otherwise agreed in writing by both parties, the initial term (the "Term") of this Agreement shall commence on the date hereof and shall end on the "Maturity Date", as such term is defined in the Mortgage Loan Documents and as the same may be extended pursuant to the Mortgage Loan Documents (the "Termination Date"). Upon any termination of this Agreement pursuant to the immediately preceding sentence, the parties hereto shall have no further obligations or liabilities other than the right of Manager to receive Fees through the Termination Date, and during any such period for which Manager provides services or assists in the management and operation of the Facility in connection therewith it shall be entitled to receive an appropriate fee therefor. In addition, upon any termination of this Agreement, all right, title and interest of the Manager in and to any licenses, permits, qualifications, approvals, leases, residency agreements, trade contracts and/or other agreements that are necessary for the operation of the Facility shall, at the option of Owner (to the extent assignable), be assigned to Owner, except in connection with a synthetic lease transaction, in which case such items shall be assigned to the lessee thereunder.

7.       Events of Default and Remedies.

         a. Event of Default. At the option of the non-defaulting party, each of the following shall constitute an "Event of Default" hereunder:

                i. if Owner shall fail to pay or allow payment of any installment of the Fees due to Manager in accordance with Section 10 hereof or any other amounts due to Manager under this Agreement for a period of five (5) days after written notice of such failure from Manager to Owner;

                ii. if Owner fails to perform in any material respect any term, provision, or covenant of this Agreement (other than as set forth in Section 7(a)(i)) and (A) such failure continues for ten (10) days after written notice from Manager to Owner specifying such failure (unless such failure cannot be cured by the payment of money and cannot reasonably be cured within such 10-day period, in which event, Owner shall have an additional period, not to exceed an additional thirty (30) days, in which to cure the default) or (B) Owner fails to endeavor diligently and continuously to cure such default as promptly as is practicable;

                iii. if Manager fails to perform in any material respect any term, provision, or covenant of this Agreement and (A) subject to Section 8 below, such failure continues for thirty (30) days after written notice from Owner specifying such failure to perform (unless such failure cannot reasonably be cured within such 30-day period, in which event, Manager shall have an additional period as is necessary to cure the default) or (B)

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                         Manager fails to endeavor  diligently and  continuously
                         to cure such default as promptly as is practicable; or

                iv. if either Owner, on the one hand, or Manager, on the other, is dissolved or liquidated, applies for or consents to the appointment of a receiver, trustee or liquidator of all or a substantial part of its assets, files a voluntary petition in bankruptcy or is the subject of an involuntary bankruptcy filing, makes a general assignment for the benefit of creditors, or files a petition or an answer seeking reorganization or arrangement with creditors or to take advantage of any insolvency law, or if an order, judgment or decree shall be entered by any court of competent jurisdiction, on the application of a creditor, adjudicating Owner or Manager bankrupt or insolvent or approving a petition seeking reorganization of Owner or Manager or appointing a receiver, trustee or liquidator for such party of all or a substantial part of its assets, and such order, judgment or decree shall continue unstayed and in effect for any period of sixty
                         (60) consecutive days; or

                v. if Owner or any affiliate of Owner is in breach or default of any of its obligations under that certain Equity Option Agreement of even date herewith with Manager or under that certain Property Option Agreement of even date herewith with Manager.

         b. Remedies. At any time after the occurrence and during the continuance of any Event of Default caused by Owner, Manager may, at its option, do one or more of the following: (i) terminate this Agreement by giving written notice to Owner and/or (ii) exercise all rights and remedies available at law or in equity. At any time after the occurrence and during the continuance of an Event of Default caused by Manager, Owner may, as its sole option, terminate this Agreement in accordance with the terms hereof and Manager shall have no other liability to Owner hereunder.

8.      Facility Operations.

         a. No Guarantee of Profitability. Manager does not guarantee that operation of the Facility will be profitable.

         b. Force Majeure. The parties will not be deemed to be in violation or breach of their respective non-monetary obligations under this Agreement if they are prevented from performing any of their respective obligations hereunder for any reason beyond
                their   control,   including,   without   limitation,   strikes,
                shortages, war, acts of God, or any applicable statute, regulation or rule of federal, state or local government or agency thereof having jurisdiction over the Facility or the operations thereof.

9. Withdrawal of Funds by Manager. Owner and Manager acknowledge and agree that the efficient operation of the Facilityrequires that Manager have ready access to the funds required therefor, including without limitation, the proceeds of the Mortgage Loan and Equity Loan (collectively, the "Loan Proceeds") plus any capital contributions from Owner's members and their members (the "Capital Contribution"). Accordingly, Owner agrees not to withdraw any funds from the Facility's bank account(s) (except as may be required to make the payments required under the Loan Documents) without the prior written consent of Manager, which may be withheld in Manager's sole

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         and absolute discretion.  Moreover,  during the term of this Agreement,
         Owner (a) irrevocably grants Manager the authority on Owner's behalf to make draw requests for the Loan Proceeds in accordance with the Mortgage Loan Documents, (b) irrevocably authorizes each Lender to disburse its Loan Proceeds directly to Manager in accordance with such draw requests and the Loan Documents, (including those provisions relating to compliance with the Lien Law of the State of New York) (c) shall not be entitled to any portion of the Loan Proceeds under the Loan Documents, and (d) irrevocably grants Manager the authority to establish and maintain bank account(s) on Owner's behalf to deposit and withdraw (without Owner's consent or approval) the Loan Proceeds subject to compliance with the Loan Documents and the Lien Law of the State of New York and all funds necessary for the development, construction, operation, maintenance and use of the Facility. Subject to Manager's obligations in Section 1(a)(vii) of this Agreement, Manager shall have the right (without Owner's prior consent) to use any excess proceeds or revenues generated from the Facility's operations to reduce the principal balance of either the Mortgage Loan or the Equity Loan.

10. Fees. Upon substantial completion of the Facility, Manager shall be entitled to receive management fees (the "Fees") equal to the greater of (a) five percent (5%) of the gross revenues of the Facility during each month or portion thereof occurring during such term or (b) $10,000 per month. Fees shall be paid on a monthly basis simultaneously with the delivery by Manager to Owner of the monthly statements provided for in Section 1(a)(vii). In addition to the Fees, Owner agrees to reimburse Manager and Brookdale Living Communities, Inc. ("Brookdale") for any and all costs and/or expenses paid, or incurred, by Manager or Brookdale in connection with the Ground Lease any of the Loan Documents, including, without limitation, rent, interest, principal, commitment fees, due diligence deposits, draw fees, servicing fees, structuring fees and extension fees or any other fees or expenses under any of the Loan Documents or the Ground Lease. Manager acknowledges that its right to receive any Fees or other sums due and owing hereunder shall be subject and unconditionally subordinate to (i) the payment by Owner to Ground Lessor of all Rental (as defined in the Ground Lease) and (ii) the payment by Owner or its sole member to any Lender of any sums due under any Loan Documents.

11.      Assignment.   This  Agreement  shall  not  be  assigned  (including  by
         operation of law, whether by merger or consolidation (excluding a merger effected solely for the purpose of changing Owner's jurisdiction of incorporation that does not affect the ownership interests of Owner in any material respect) or otherwise) by Owner, on the one hand, or by Manager, on the other, without the prior written consent of the other party; provided, however, that Owner may assign this Agreement to the Senior Lender pursuant to the Collateral Assignment of Collateral Assignment of Contracts, Permits, Licenses and Approval and that to the extent permitted by applicable law and regulations, and subject to the receipt of all required licenses, permits, approvals and authorizations of applicable governmental agencies, this Agreement may be assigned by Manager to one or more corporations or other legal entities which control, or are controlled by or are under common control with, directly or indirectly, Manager or Brookdale.

12. Notices. Any notices required or permitted to be sent hereunder shall be delivered personally or by facsimile (with answer back acknowledged) or mailed, certified mail, return receipt requested, or delivered by overnight courier service to the following addresses, or such other addresses as shall be given by notice delivered hereunder, and shall be deemed to have been given upon delivery, if delivered personally, upon receipt with answer back acknowledged, if delivered by facsimile three
         (3)
         business days after mailing, if mailed, or one business day after delivery to the courier, if delivery by overnight courier service:

         If to Owner, to:

                           AH Battery Park Owner, LLC
                           723 Electronic Drive, Suite 300
                           Horsham, Pennsylvania 43215
                           Attn: David Fenkell
                           Facsimile: 215-706-0877

         With a copy to:

                           Squire, Sanders, & Dempsey, LLP
                           1300 Huntington Center, 41 South High Street
                           Columbus, Ohio 43215
                           Attn: David Cooper, Jr.
                           Facsimile: 614-365-2499

         If to Manager, to:

                           Brookdale Living Communities of New York-BPC, Inc. c/o Brookdale Living Communities, Inc.
                           77 West Wacker Drive
                           Suite 4400
                           Chicago, Illinois 60601
                           Attn:  Darryl W. Copeland, Jr.
                           Facsimile: (312) 977-3699

         With a copy to:

                           Brookdale Living Communities, Inc.
                           77 West Wacker Drive
                           Suite 4400
                           Chicago, Illinois 60601
                           Attn: Robert J. Rudnik
                           Facsimile: (312) 977-3769


13. Relationship of the Parties. The relationship of Manager to Owner in connection with this Agreement shall be that of an independent contractor, and all acts performed by Manager during the term hereof shall be deemed to be performed in Manager's capacity as an independent contractor. Nothing contained in this Agreement is intended to or shall be construed to give rise to or create a partnership or joint venture or lease between Owner, its successors and assigns, on the one hand, and Manager, its successors and assigns, on the other hand.

14. Entire Agreement. This Agreement and any documents executed in connection herewith contain the entire agreement among the parties with respect to the subject matter hereof and, subject to the restrictions contained in Section 11 above, shall be binding upon their respective successors and assigns, and shall be construed in accordance with the laws of the state where the Facility is located. This Agreement may not be modified or amended except by written instrument signed by the parties hereto.

15. Contract Modifications for Certain Legal Events. In the event any state or federal laws or regulations, whether now existing or enacted or promulgated after the effective date of this Agreement, are interpreted by judicial decision, a regulatory agency or legal counsel of both parties in such a manner as to indicate that the structure of this Agreement may be in violation of such laws or regulations, Owner and Manager agree to cooperate in restructuring their relationship and this Agreement to eliminate such violation or to reduce the risk thereof to the extent such restructuring can be accomplished upon commercially reasonable terms; provided, that any such restructuring shall, to the maximum extent possible, preserve the underlying economic and financial arrangements between Owner and Manager. The parties agree that such amendment may require either or both parties to obtain appropriate regulatory licenses and approvals.

16. Captions. The captions used herein are for convenience of reference only and shall not be construed in any manner to limit or modify any of the terms hereof.

17. Severability. In the event one or more of the provisions contained in this Agreement is deemed to be invalid, illegal or unenforceable in any respect under applicable law, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be impaired thereby.

18.      Counterparts.   This  Agreement  may  be  executed  in  any  number  of
         counterparts, each of which shall be an original, and each such counterpart shall together constitute but one and the same Agreement.

19. Limitation of Personal Liability of Owner. Notwithstanding any other provision of this Agreement to the contrary, in no event shall any officer, director, member, partner, manager, shareholder, incorporator or agent of Owner or of Owner's affiliates be personally liable to Manager for any of Owner's obligations under this Agreement.

20. Limitation of Personal Liability of Manager. Notwithstanding any other provision of this Agreement to the contrary, in no event shall any officer, director, member, partner, manager, shareholder, incorporator or agent of Manager or of Manager's affiliates be personally liable to Owner for any of Manager's obligations under this Agreement.

21. Confidentiality. Owner acknowledges that Manager may suffer irreparable harm if the information provided to Owner pursuant to this Agreement or this Agreement was disclosed to any third parties. Accordingly, Owner shall keep this Agreement and all such information confidential and shall not disclose any of such information not already known to the public to any party except Owner's lenders, attorneys, accountants and other professional advisors in connection with the transactions contemplated by this Agreement or as otherwise required by law or court order. Owner shall endeavor to minimize the number of persons who have copies of this Agreement and shall inform each of such persons of the confidential nature thereof. The provisions of this Section 21 shall not prohibit any affiliate of Owner from participating in other similar transactions with parties other than Brookdale, Manager or their affiliates.

22. Requirements of Ground Lease. Initially capitalized terms not defined below shall have the same meanings ascribed to them in the Ground Lease.

         a. Manager shall not discriminate against employees or applicants for employment because of race, creed, color, religion, national origin, ancestry, sex, age, disability or marital status, shall comply with all applicable Federal, State and local laws, ordinances, rules and regulations from time to time in effect and the provisions of the Master Lease prohibiting such discrimination or pertaining to equal employment opportunities and shall undertake programs of affirmative action to ensure that employees and applicants for employment are afforded equal employment opportunities without discrimination. Such action shall be taken with reference to, but not limited to, recruitment, employment, job assignment, promotion, upgrading, demotion, transfer, layoff or termination, rates of pay or other forms of compensation, and selection for training or retraining, including apprenticeship and on-the-job training.

         b. Manager shall request each employment agency, labor union and authorized representative of workers with which it has a collective bargaining or other agreement or understanding, to furnish it with a written statement that such employment agency, labor union or representative will not discriminate because of race, creed, color, religion, national origin, ancestry, sex, age, disability or marital status and that such agency, union or representative will cooperate in the implementation of Manager's obligations hereunder.

         c. Manager shall state in all solicitations or advertisements for employees placed by or on behalf of contractor that all qualified applicants shall be afforded equal employment opportunities without discrimination because of race, creed, color, religion, national origin, ancestry, sex, age, disability or marital status.

         d. Manager shall comply with all of the provisions of the Civil Rights Law of the State of New York and Sections 291-299 of the Executive Law of the State of New York, shall upon reasonable notice furnish all information and reports deemed reasonably necessary by Landlord and shall permit access to its relevant books, records and accounts for the purpose of monitoring compliance with the Civil Rights Law and such sections of the Executive Law.

23. Senior Lender's Right to Terminate. Notwithstanding anything to the contrary contained herein, upon a default under any Mortgage Loan Document and Senior Lender's acquisition and/or obtaining control of the Project through foreclosure, sale or other means, this Agreement shall terminate upon Senior Lender's written request at no cost to Senior Lender.

24. Recording. Manager may not record this Agreement or a memorandum thereof without Ground Lessor's consent at any time.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Management Agreement to be executed and delivered in their names and on their behalf as of the date first set forth above.


                              OWNER:

                              AH Battery Park Owner, LLC

                              By:  AH Battery Park Member, LLC, its sole member

                                   By:  Alliance Holdings, Inc., its sole
                                        manager and member


                                   By:  /s/ David B. Fenkell
                                        ------------------------------
                                        Name:  David B. Fenkell
                                        Title: President


                              MANAGER:

                              Brookdale Living Communities of New York-BPC, Inc.



                              By:  /s/ Mark J. Schulte
                                   -----------------------------------
                                   Name:  Mark J. Schulte
                                   Title: President

STATE OF PENNSYLVANIA     )
                          )    SS.
COUNTY OF MONTGOMERY      )


         The foregoing instrument was acknowledged before me this 18th day of August, 1999, by David B. Fenkell, the President of Alliance Holdings, Inc., as member and manager of AH Battery Park Member, LLC, which is the sole member of AH Battery Park Owner, LLC.


NOTARY SEAL

                                        /s/ Joseph Hiltwine
                                        ------------------------------
                                                NOTARY PUBLIC
                                        Montgomery County, Pennsylvania

STATE OF ILLINOIS         )
                          )    SS.
COUNTY OF COOK            )


         The foregoing instrument was acknowledged before me this 16th day of August, 1999, by Mark J. Schulte, the President of Brookdale Living Communities of New York-BPC, Inc., on behalf of said corporation.


NOTARY SEAL

                                        /s/ Donna Jean Elrod
                                        ------------------------------
                                                NOTARY PUBLIC
                                            Cook County, Illinois